                                                               Exhibit 5.1

                              March 5, 1999

Breed Technologies, Inc.

5300 Old Tampa Highway

Lakeland, Florida 33807

    Re:    Breed Technologies, Inc.--Registration

           Statement on Form S-4 (File No. 333-57671)

           relating to $330,000,000 aggregate principal amount

           of 93% Senior Subordinated Notes Due 2008

Ladies and Gentlemen:

  We have acted as counsel for Breed Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed exchange of up to $330,000,000 of 93% Senior Subordinated Notes Due 2008 of the Company (the "New Notes") for a like principal amount of the Company's issued and outstanding 93% Senior Subordinated Notes Due 2008 (the "Old Notes"). Certain domestic subsidiaries of the Company named in the Indenture (defined below) (the "Subsidiary Guarantors", and, together with the Company, the "Registrants") have issued guarantees, on a senior subordinated basis, of the obligations of the Company under the New Notes (the "Guarantees").

  In our capacity as such counsel, we have reviewed the Indenture (the "Indenture") dated as of April 28, 1998 among the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust, as trustee (the "Trustee"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent investigation, upon statements and representations of representatives of the Registrants, the Trustee and of public officials.

  This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Delaware and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

  Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that (x) the New Notes have been duly authorized by the Company and, when executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies and (y) the Indenture (which includes the Guarantees) has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming due execution and delivery thereof by the Trustee, constitutes a legal, valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Breed Technologies, Inc.

March 5, 1999

Page 2

  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the captions "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                          Very truly yours,

                                          /s/ King & Spalding
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